As Filed With The Securities And Exchange Commission On February 9, 2005

Registration No. 333-120679

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 4

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Wright Express LLC

to be converted to a corporation to be renamed

WRIGHT EXPRESS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7549	01-0526993
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S Employer Identification No.)

97 Darling Avenue

South Portland, Maine 04106

(207) 773-8171

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Hilary A. Rapkin, Esq.

Senior Vice President, General Counsel and Corporate Secretary

Wright Express Corporation

97 Darling Avenue

South Portland, Maine 04106

(207) 773-8171

(Names, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With Copies To:

Gregory A. Fernicola Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	Eric J. Bock Executive Vice President, Law and Secretary Cendant Corporation 9 West 57th Street New York, New York 10019 (212) 413-1800	Vincent J. Pisano Kirkland & Ellis LLP Citigroup Center 153 East 53rd Street New York, New York 10022 (212) 446-4800

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:    As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

Wright Express Corporation is filing this Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-120679) for the purpose of filing Exhibits 1.1, 3.1, 3.2, 4.2, 5.1, 10.1, 10.2, 10.3, 10.5, 10.6, 10.7, 10.8 and 10.9 to the Registration Statement. This Amendment No. 4 does not modify any provision of the Prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, such Prospectus and Items 13, 14, 15 and 17 of Part II have not been included herein.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and financial statement schedules.

(a) Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

3.1	Form of Certificate of Incorporation.

3.2	Form of By-laws.

4.1	Form of common stock certificate.**

4.2	Form of Rights Plan.

4.3	Form of Certificate of Designations, Preferences and Rights of Series A Non-Voting Convertible Preferred Stock (included in Exhibit 3.1).

5.1	Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	Form of Employment Agreement, dated , 2005, between Wright Express Corporation and Michael E. Dubyak.

10.2	Form of Employment Agreement, dated , 2005, between Wright Express Corporation and Melissa D. Goodwin.

10.3	Form of Transitional Agreement between Cendant Corporation, Cendant Operations, Inc. and Wright Express Corporation.

10.4	Form of Tax Receivable Agreement between Cendant Corporation and Wright Express Corporation.*

10.5	Form of Credit Agreement among Wright Express Corporation, as Borrower, the Lenders named therein, and JPMorgan Chase Bank, as Administrative Agent.

10.6	Wright Express 2005 Equity and Incentive Plan.

10.7	Wright Express Employee Stock Purchase Plan.

10.8	Wright Express Non-Employee Directors Deferred Compensation Plan.

10.9	Wright Express Officer Deferred Compensation Plan.

10.10	Agreement between Wright Express LLC and PHH Vehicle Management Services, LLC.***

21.1	Subsidiaries of the registrant.**

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.**

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

23.3	Consent of Rowland T. Moriarty.**

23.4	Consent of Michael E. Dubyak.**

Exhibit No.	Description

23.5	Consent of Shikhar Ghosh.**

23.6	Consent of Ronald T. Maheu.**

23.7	Consent of Kirk Pond.**

23.8	Consent of Regina O. Sommer.**

23.9	Consent of Jack A. VanWoerkom.**

24.1	Power of Attorney.**

*	To be filed by amendment.
**	Previously filed.
***	Portions of Exhibit 10.10 have been omitted pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland in the State of Maine, on February 9, 2005.

WRIGHT EXPRESS LLC

By:	/S/ MICHAEL E. DUBYAK
Name:	Michael E. Dubyak
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL E. DUBYAK Michael E. Dubyak	President, Chief Executive Officer and Manager (Principal executive officer)	February 9, 2005

/S/ MELISSA D. GOODWIN Melissa D. Goodwin	Chief Financial Officer (Principal financial officer and principal accounting officer)	February 9, 2005

* James E. Buckman	Manager	February 9, 2005

* Kevin M. Sheehan	Manager	February 9, 2005

*By:	/S/ MELISSA D. GOODWIN
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

3.1	Form of Certificate of Incorporation.

3.2	Form of By-laws.

4.1	Form of common stock certificate.**

4.2	Form of Rights Plan.

4.3	Form of Certificate of Designations, Preferences and Rights of Series A Non-Voting Convertible Preferred Stock (included in Exhibit 3.1).

5.1	Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	Form of Employment Agreement, dated , 2005, between Wright Express Corporation and Michael E. Dubyak.

10.2	Form of Employment Agreement, dated , 2005, between Wright Express Corporation and Melissa D. Goodwin.

10.3	Form of Transitional Agreement between Cendant Corporation, Cendant Operations, Inc. and Wright Express Corporation.

10.4	Form of Tax Receivable Agreement between Cendant Corporation and Wright Express Corporation.*

10.5	Form of Credit Agreement among Wright Express Corporation, as Borrower, the Lenders named therein, and JPMorgan Chase Bank, as Administrative Agent.

10.6	Wright Express 2005 Equity and Incentive Plan.

10.7	Wright Express Employee Stock Purchase Plan.

10.8	Wright Express Non-Employee Directors Deferred Compensation Plan.

10.9	Wright Express Officer Deferred Compensation Plan.

10.10	Agreement between Wright Express LLC and PHH Vehicle Management Services, LLC.***

21.1	Subsidiaries of the registrant.**

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.**

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

23.3	Consent of Rowland T. Moriarty.**

23.4	Consent of Michael E. Dubyak.**

23.5	Consent of Shikhar Ghosh.**

23.6	Consent of Ronald T. Maheu.**

23.7	Consent of Kirk Pond.**

23.8	Consent of Regina O. Sommer.**

23.9	Consent of Jack A. VanWoerkom.**

24.1	Power of Attorney.**

*	To be filed by amendment.
**	Previously filed.
***	Portions of Exhibit 10.10 have been omitted pursuant to a request for confidential treatment under Rule 406 under the Securities Act of 1933, as amended.

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